SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): April 24, 2003

                     METTLER-TOLEDO INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)



        Delaware                 File No. 001-13595             13-3668641
(State of incorporation)      (Commission File Number)        (IRS Employer
                                                            Identification No.)



      Im Langacher, P.O. Box MT-100, CH-8606, Greifensee, Switzerland
            (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:           +41-1-944-2211

ITEM 9.  REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operation and Financial Condition." The information furnished in this Form 8-K and the Exhibit attached hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 24, 2003, Mettler-Toledo International Inc. ("Mettler-Toledo") issued a press release (the "Release") setting forth its financial results for the three months ended March 31, 2003. A copy of the Release is furnished hereto as Exhibit 99.1 to this report.

Mettler-Toledo evaluated its operating performance for the three months ended March 31, 2003 based on several factors, including (i) net earnings before restructuring charges, (ii) Adjusted Operating Income (both before and including restructuring charges), (iii) EBITDA and (iv) Free Cash Flow.

Net earnings before restructuring charges for the three months ended March 31, 2003 represents Mettler-Toledo's net earnings before the impact of a restructuring charge related to the final union settlement on the manufacturing facility closure in France. Mettler-Toledo provides information on net earnings before restructuring charges because it believes the information provides important financial information in measuring and comparing its operating performance on an ongoing basis. As a result of the unusual nature of the final union settlement, which has been the subject of ongoing negotiations, Mettler-Toledo wanted investors to be aware of its effects on its operating results for the three months ended March 31, 2003. Net earnings before restructuring charges is not intended to represent net earnings under U.S. GAAP and should not be considered as an alternative to net earnings as an indicator of Mettler-Toledo's performance.

Mettler-Toledo defines Adjusted Operating Income as operating income (gross profit less research and development, selling, general and administrative expenses and restructuring charges) before amortization, interest expense and non-recurring costs. Mettler-Toledo believes it is important to present Adjusted Operating Income both before and including restructuring charges so that investors are aware of the effects of the final union settlement discussed in the preceding paragraph on its operating results for the three months ended March 31, 2003. As discussed in Mettler-Toledo's Annual Report on Form 10-K for the year ended December 31, 2002, Mettler-Toledo provides information on Adjusted Operating Income because Mettler-Toledo believes that Adjusted Operating Income provides important financial information in measuring and comparing its operating performance on an ongoing basis, and as such is used as an important performance measurement by management. In Mettler-Toledo's Annual Report on Form 10-K, it measured the operating performance of its segments using Adjusted Operating Income. Adjusted Operating Income is not intended to represent operating income under U.S. GAAP and should not be considered as an alternative to earnings before taxes as an indicator of Mettler-Toledo's performance.

Mettler-Toledo defines EBITDA as Adjusted Operating Income plus depreciation. Mettler-Toledo considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA is also used by Mettler-Toledo's financing sources as an important measure of its ability to service its debt and is used by its senior lenders in determining financial covenant compliance. EBITDA is not intended to represent operating income, earnings before taxes or other measures of financial performance under U.S. GAAP and should not be considered as an alternative to operating income or earnings before taxes as an indicator of Mettler-Toledo's performance.

Mettler-Toledo defines Free Cash Flow as net cash provided by operating activities less capital expenditures before restructuring and acquisition payments. Mettler-Toledo considers Free Cash Flow an important indicator of the operational strength and performance of its businesses. Free Cash Flow is not intended to represent the various cash flow measures recorded under U.S. GAAP (e.g., net cash provided by operating activities) and should not be considered as an alternative to such measures as an indicator of Mettler-Toledo's performance.

Mettler-Toledo believes each of these financial measures provides useful additional information to supplement the information provided under U.S. GAAP. Mettler-Toledo warns investors not to place undue reliance on any of these financial measures, and they should not be considered as a replacement of earnings before taxes, net earnings or net cash provided by operating activities determined under U.S. GAAP as a measure of its operating performance.

The Release provides a reconciliation of all of the above financial measures to the most comparable financial measures recorded under U.S. GAAP.



EXHIBIT INDEX

Exhibit No.       Description

99.1              Press release, dated April 24, 2003, issued by
                  Mettler-Toledo International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         METTLER-TOLEDO INTERNATIONAL INC.



Dated:  April 24, 2003                   By:    /s/  Dennis W. Braun
                                                -----------------------
                                                Dennis W. Braun
                                                Chief Financial Officer